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                                                                      Exhibit 22

The subsidiaries of ATSI Communications, Inc. are as follows:

         State or Other Company                                        Jurisdiction of Incorporation
         ----------------------                                        -----------------------------
ATSI Comunicaciones, S.A. de C.V. ("ATSI-COM")                                  Mexico
American TeleSource International, Inc.                                         Canada
American TeleSource International, Inc.                                         Texas
American TeleSource International de Mexico, S.A. de C.V.                       Mexico
Sistema de Telefonia Computarizada, S.A. de C.V. ("Computel")                   Mexico
Servicios de Infraestructura, S.A. de C.V. ("Sinfra")                           Mexico
TeleSpan, Inc. ("TeleSpan")                                                     Texas
ATSI de CentroAmerica, S.A.                                                     Costa Rica